Exhibit 10.5.6

                                                   Adopted by Board of Directors
                                                                October 29, 2003

                                  AMENDMENT #1
                                       TO
                            THE AMENDED AND RESTATED
                                         CBL & ASSOCIATES PROPERTIES, INC.
                              STOCK INCENTIVE PLAN


     WHEREAS, the CBL & Associates Properties, Inc. 1993 Stock Incentive Plan was adopted by the Company on October 27, 1993 as amended by Amendment No. 1 on May 1, 1996, by Amendment No. 2 on May 3, 2000 and by Amendment No. 3 on May 7, 2002 (collectively, the "Initial Plan");


     WHEREAS, pursuant to the recommendation of the Board of Directors of the Company, the Company's stockholders, on May 5, 2003, approved the amendment and restatement of the Initial Plan on the terms of the Amended and Restated CBL & Associates Properties, Inc. Stock Incentive Plan (the "Amended and Restated Plan") and the Initial Plan was thereupon amended and restated on the terms of the Amended and Restated Plan; and

     WHEREAS, the Board of Directors of the Company has deemed it advisable to amend the Amended and Restated Plan to allow for greater flexibility in the determination of compensation for Non-Employee Directors, as defined in the Amended and Restated Plan;

     WHEREAS, the Board of Directors has received the advice of counsel that the amendment of the Amended and Restated Plan on the terms set forth herein should not be deemed a "material" amendment requiring the approval of the Company's stockholders.

     Pursuant to the determination of the Board of Directors of the Company and by resolution dated October 29, 2003, the Amended and Restated Plan is amended by the following provisions:

Section 13 of the Amended and Restated Plan is deleted in its entirety and the following Section 13 is inserted in lieu thereof:


     SECTION 13. Non-Employee Director Stock Options and Non-Employee Director Shares.

                       (a) Each director of the Company who is not otherwise an employee of the Company or any Subsidiary or Affiliate from and after the effective date of the Plan (a "Non-Employee Director") shall, on each December 31 during such Non-Employee Director's term, automatically be granted, either, in the discretion of the Compensation Committee,

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                           (i) Non-Qualified Stock Options to purchase 500
                  shares of Common Stock having an exercise price per share equal to 100% of the Fair Market value of the Common Stock at the Date of Grant of such Non-Qualified Stock Option or

                           (ii) Non-Employee Director Shares, as defined below,
                  in an amount not to exceed 100 shares of Non-Employee Director Shares per grant per year.

                  Each such Non-Employee Director, upon joining the Board, shall also be awarded 500 shares of Common Stock (such initial grant of Common Stock and shares of Common Stock awarded pursuant to Subsection (ii) of this Section 13 are herein referred to as "Non-Employee Director Shares"). Non-Employee Director Shares shall be fully vested upon grant, but may not be sold, pledged, or otherwise transferred in any manner during a Non-Employee Director's term and for one year thereafter. The Compensation Committee may require that such shares bear an appropriate legend evidencing such transfer restrictions. The Compensation Committee may determine to grant the Awards set forth above on January 1 of a year in lieu of December 31.

                       (b) An automatic Non-Employee Director Stock Option or award of additional Non-Employee Director Shares shall be granted hereunder only if as of each Date of Grant (or, in the case of any initial grant, from and after the effective date of the Plan) the Non-Employee Director (i) is not otherwise an employee of the Company or any Subsidiary or Affiliate, (ii) has not been an employee of the Company or any Subsidiary or Affiliate for any part of the preceding fiscal year and
      (iii) has served on the Board continuously since the commencement of his term.

                       (c) Each holder of a Stock Option granted pursuant to this Section 13 shall also have the rights specified in Section 5(a).

                       (d) In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all Non-Employee Directors entitled to a grant on such date shall share ratably in the number of options on shares available for grant under the Plan and/or shall share ratably in the number of shares available for grant under the Plan.

                       (e) Except as expressly provided in this Section 13, any Stock Option granted hereunder shall be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5(a) hereof.

                       (f) Awards granted under this Section 13 shall be subject to any applicable restrictions set forth in Section 14(a) below.


All other terms and provisions of the Amended and Restated Plan shall remain as stated therein and this Amendment #1 shall be effective as of October 29, 2003.


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